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                                                                    EXHIBIT 3.3

                          File Number       5579-707-2
                                     -----------------


                               STATE OF ILLINOIS

                                   OFFICE OF
                             THE SECRETARY OF STATE

        WHEREAS, ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF


                            KOSKAN CHEMICAL COMPANY

INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.


Now Therefore I, Jim Edgar, Secretary of State of the State of Illinois by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.


                IN TESTIMONY WHEREOF, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, the 15th day of June A.D. 1990 and two-hundred and 14TH.


                                                  JIM EDGAR
                                        ------------------------------
                                              SECRETARY OF STATE
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
BCA-10.30 (Form Rev. Jan. 1986)                                                       File # D 5579-707-2
                                               JIM EDGAR
Submit in Duplicate                       Secretary of State                 This Space For Use By
                                           State of Illinois                    Secretary of State
Remit payment in Check of Money                                       Date  6-15-96
Order, payable to "Secretary of         ARTICLES OF AMENDMENT         License Fee     $
State".                                                               Franchise Tax   $25
        DO NOT SEND CASH!                                             Filing Fee      $

                                                                      Clerk  [?]


Pursuant to the provisions of "The Business Corporation Act of 1983", the undersigned corporation hereby adopts these Articles of Amendment to its Articles of Incorporation.

ARTICLE ONE     The name of the corporation is ___Koskan Chemical Company_______

                ________________________________________________________(Note 1)

ARTICLE TWO     The following amendment of the Articles of Incorporation was adopted on June 5, 1990 in the manner indicated below. ("X" one box only.)

            [ ] By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected; or by a majority of the board of directors, in accordance with Section 10.10 the corporation having issued no shares as of the time of adoption of this amendment.
                                                                        (Note 2)

            [ ] By a majority of the board of directors, in accordance with
                Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment.
                                                                        (Note 3)

            [ ] By the shareholders in accordance with Section 10.20 a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by stalute and by the articles of incorporation were voted in favor of the amendment.
                                                                        (Note 4)

            [X] By the shareholders, in accordance with Sections 10.20 and 7.10 a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10. (Note 4)

            [ ] By the shareholders, in accordance with Section 10.20 and 7.10 a resolution of the board of directors have been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
                                                                        (Note 4)


                              (INSERT AMENDMENT)

(Any article being amended is required to be set forth in its entirety) (Suggested language for an amendment to change the corporate name is :
RESOLVED, that the Articles of Incorporation be amended to read as follows:)


                              DONLAR Corporation
--------------------------------------------------------------------------------
                                  (NEW NAME)




                All changes other than name, include on page 2
                                    (over)
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        RESOLVED, that Article One of the Articles of Incorporation be amended to read as follows:

"Article One.  The name of the corporation is DONLAR Corporation."

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                                    PAGE 3

ARTICLE THREE      The manner in which any exchange, reclassification or
                   cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows (if not applicable, insert "No change")

                        No Change


ARTICLE FOUR       (a) The manner in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid in Surplus and is equal to the total of these accounts) is as follows (if not applicable, insert "No change")

                        No Change

                   (b) The amount of paid-in capital (Paid in Capital replaces the terms Stated Capital and Paid in Surplus and is equal to the total of these accounts as charged by this amendment as follows (if not applicable, insert "No change")

                        No Change


                                         Before Amendment   After Amendment
                   Paid-in Capital       $_______________   $_______________


                     (COMPLETE EITHER ITEM 1 OR 2 BELOW)

(1) The undersigned corporation has caused these articles to be signed by its duly authorized officers, each of whom affirm, under penalties of perjury, that the facts stated herein are true.

Dated  June 6, 1990                         Koskan Chemical Company
                                      --------------------------------------
                                             Print Name of Company

attested by Robert C. Knuepfer        by  Larry P. Koskan
            ------------------------      ----------------------------------
                                          (Signature of President or Vice
                                          President)

       Robert C. Knuepfer, Asst. Sec      Larry P. Koskan, President
       -----------------------------      ----------------------------------
       (Type or Print Name and Title)     (Type or Print Name and Title)


(2) If amendment is authorized by the incorporators, the incorporators must sign below.

                                      OR


If amendment is authorized by the directors and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below.

The undersigned affirms, under penalties of perjury, that the facts stated herein are true.

Dated __________________, 19____

________________________________        _________________________________

________________________________        _________________________________

________________________________        _________________________________

________________________________        _________________________________
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                                    Page 4

                            NOTES AND INSTRUCTIONS

NOTE 1 State the true exact corporate name as it appears on the records of the office of the Secretary of State, BEFORE any amendments herein reported

NOTE 2 Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or elected
                                                                 (Section 10.10)

NOTE 3 Directors may adopt amendments without shareholder approval in only six instances, as follows
        (a) to remove the names and addresses of directors named in the articles of incorporation.
        (b) to remove the name and address of the initial registered agent and registered office, provided a statement pursuant to Section 5.10 is also filed.
        (c) to split the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series is adversely affected thereby.
        (d) to change the corporate name by substituting the word "corporation", "incorporated", "company", "limited", or the abbreviation "corp.", "inc.", "co.", or "ltd" for a similar word or abbreviation in the name, or by adding a geographical attribution to the name.
        (e) to reduce the authorized shares of any class pursuant to a cancellation statement filed in accordance with Section 9.05.
        (f) to restate the articles of incorporation as currently amended
                                                                 (Section 10.15)

NOTE 4  All amendments not adopted under Section 10.10 or Section 10.15 require
        (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment

        Shareholder approval may be (1) by vote at a shareholders' meeting (either annual or special) or (2) by consent, in writing, without a meeting

        To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least 2/3 of the outstanding shares entitled to vote on the amendment (but if class voting applies, then also at least a 2/3 vote within each class is required)

        The articles of incorporation may supercede the 2/3 vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each class when class voting applies.
                                                                 (Section 10.20)

NOTE 5 When shareholder approval is by written consent, all shareholders must be given notice of the proposed amendment at least 5 days before the consent is signed. If the amendment is adopted, shareholders who have not signed the consent must be promptly notified of the passage of the
        amendment                                        (Sections 7.10 & 10.20)

                                FORM BCA-10.30

                            File No. D-5579-707-2

                           Koskan Chemical Company

                            ARTICLES OF AMENDMENT

                              Filing Fee $25.00

                Filing Fee for Re-Stated Articles $100.00


                Please return to:

                             Karen P. Breitenbach
                             Baker & McKenzie
                             130 East Randolph Drive
                             Suite 2900
                             Chicago, Illinois  60601


                                    FILED

                                 JUN 15, 1990

                              SECRETARY OF STATE



                                  RETURN TO:


                            Corporation Department
                              Secretary of State
                         Springfield, Illinois  62756
                            Telephone 217-782-6961